POWER OF ATTORNEY

WHEREAS, BLUEROCK HIGH INCOME INSTITUTIONAL CREDIT FUND, a statutory trust organized under the laws of the State of Delaware (hereinafter referred to as the "Trust"), expects to periodically file amendments to its Registration Statement on Form N-2 (File Nos. 333-262010 and 811-23772) with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is a Trustee of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints JOANN M. STRASSER, MICHAEL V. WIBLE, ANDREW DAVALLA and CASSANDRA W. BORCHERS as attorneys for her and in her name, place and stead, and in her capacity in the Trust, to execute and file any Amendment or Amendments to the Trust’s Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 27th day of June, 2022.

/s/ S. Sori Farsheed
S. Sori Farsheed
Trustee

STATE OF VIRGINIA

COUNTY OF Loudoun

This record was acknowledged before me on June 27, 2022 by S. Sori Farsheed.

/s/ Suk Lee
Notary Public – State of Virginia

Notary ID: No. 306914

Qualified in Loudoun County, VA

Commission Expires: September 30, 2025